Exhibit 99.2


           WORLDWIDE WIRELESS NETWORKS ASSET SALE TO NEXTWEB APPROVED

ORANGE, CA - OCTOBER 21, 2002 - Worldwide Wireless Networks Inc. (OTC BB: WWWN), announced today that the U.S. Bankruptcy Court for the Central District of California in Santa Ana approved the sale of certain assets and liabilities to NextWeb Inc., a leading provider of wireless Internet services in the San Francisco Bay area.

Worldwide Wireless recently filed for protection under Chapter 11 with the US Bankruptcy Court. Under the terms of the agreement, NextWeb will retain all Worldwide Wireless employees. NextWeb also plans to invest heavily in the WWWN network and operations to ensure long-term success in the Southern California market.

A Worldwide Wireless asset that was not included in the sale to NextWeb was the public shell that will now be offered for sale with the proceeds going to WWWN creditors. The current WWWN shareholders existing equity will be transferred to the buyer of the shell. WWWN states that there are several prospective purchasers and management's responsibility is to maximize proceeds and value for the sake of all stakeholders.

"It's unfortunate the only option available to the Company was the Chapter 11 process but for the sake of our customers, the NextWeb acquisition is the best thing that could have happened," stated Mr. Jerry Collazo, President and acting CEO of Worldwide Wireless Networks. "Our next task is to determine the best suitor for the shell while considering the interests of our creditors and shareholders. It's also unfortunate that there are a number of unknown variables for future shareholder value. Since all existing WWWN shares will be transferred to the buyer of the shell, we will endeavor to choose an offer that provides the maximum return for the creditors while providing the best potential upside for the shareholders."

ABOUT NEXTWEB
NextWeb Inc., provides dedicated high-speed Internet access and services to corporate users. NextWeb's basic service is 30 percent faster than a T1 at approximately half the cost, and can scale to six times the speed of a T1. NextWeb's fixed-wireless network currently covers over 800 square miles with access to over 30,000 businesses in 54 cities in the San Francisco Bay Area and Orange County. NextWeb is fully funded and is backed by leading venture and strategic investors including Monet Capital, Kaiser Permanente and Tenet Healthcare. Additional company information is available at http://www.nextweb.net/.
-----------------------

About Worldwide Wireless Networks
Worldwide Wireless Networks is a data-centric wireless communications company headquartered in Orange, California. The Company specializes in high-speed, broadband Internet access using an owned wireless network. Other products and services include frame relay, collocation services and network consulting. The Company serves all sizes of private and public sector accounts. For more information, visit them on the Web at www.wwwn.com.
                                      ------------

The statements made in this release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, market conditions, technical factors, the availability of outside capital and receipt of revenues, and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

CONTACT: CURT COLLIER, WORLDWIDE WIRELESS NETWORKS/NEXTWEB, INC. (INVESTOR@WWWN.COM) 714-937-5500 X236


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
                            ACQUIRED ASSET AGREEMENT
                            ------------------------

                              DEFINITIVE AGREEMENT
                              --------------------

     This ACQUIRED ASSET AGREEMENT (the "AGREEMENT") is made and effective as of October 18, 2002 between World Wide Wireless Network also known as Global Pacific Internet, also known as Pacific Link Internet (hereafter "WWWN"), a Nevada corporation and Debtor in Possession with principal offices at 770 The City Drive South, Suite 3700, Orange, California 92868, and NextWeb, Inc. (hereafter "NEXTWEB"), a California corporation with principal offices at 48890 Milmont Drive, Suite 106D, Fremont, California 94538. All terms of this Agreement pursuant to the applicable court order dated October 16, 2002 and attached here to as Exhibit A.

     The Acquired Assets to transfer under this Agreement will be pursuant to sale of assets free of liens and naming NextWeb as a Bona Fide Purchaser or Good Faith Purchaser as endorsed and approved by the Court of appropriate jurisdiction. Assets sold are set forth in Article 1.02. The term ACQUIRED ASSETS shall mean the sold assets.

                                    RECITALS

     WHEREAS, WWWN has developed and maintained an Internet service business (the "BUSINESS"), known as World Wide Wireless, Inc., which desires to transfer certain assets of the Business to NextWeb and NextWeb desires to acquire said assets of the Business on the CLOSING DATE (defined herein as OCTOBER 18, 2002);

     WHEREAS, pursuant to this Agreement, NextWeb wishes to purchase from WWWN, and WWWN wishes to sell to NextWeb, all the Acquired Assets (as defined herein);

     WHEREAS, pursuant to this Agreement, NextWeb wishes to assume from WWWN, and WWWN wishes to transfer to NextWeb only the Assumed Liabilities, listed below, (as defined herein);

     WHEREAS, WWWN guarantees and warrants that the assets to be transferred pursuant to the terms of this agreement are of good and marketable title, free from claims by creditors and encumbrances acquired at any time by WWWN, or an agent of WWWN unless disclosed herein:

     WHEREAS, this offer will expire upon October 16, 2002 at 8:00pm or earlier upon a serious degradation of the value of the WWWN Acquire Assets identified within this Agreement. (Serious degradation would include, without limitation, the loss of more than fifteen thousand dollars ($15,000) in monthly recurring revenue from Customer Service Contracts, a network outage affecting two (2) or more customers and lasting more than 3 hours during peak Internet usage hours between 7:00 AM and 5:30 PM or 5 hours during non-peak hours or the loss of any management employee or two non-management employees.) This offer may only be extended in duration by NextWeb in writing.

     WHEREAS, WWWN is contemplating the filing of Bankruptcy, NextWeb submits this offer to the Court of appropriate Jurisdiction for final approval and acceptance for a sale of assets free and clear of liens.

     NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                             SALE OF ACQUIRED ASSETS

     The terms of this Agreement shall incorporate the Recitals set forth above.

     1.01     Sale and Purchase of Assets. Subject to the terms and conditions
              ---------------------------
contained in this Agreement, WWWN agrees to sell, assign, transfer, and deliver to NextWeb all of WWWN's right, title, and interest in and to each of the Acquired Assets (as defined below), and NextWeb agrees to purchase and/or lease such assets on the Closing Date.

     1.02     Acquired Assets to be Transferred by Sale and Purchase. At the
              ------------------------------------------------------
Closing (as defined herein), WWWN shall sell and deliver to NextWeb, and NextWeb shall purchase and accept from WWWN, the following tangible or intangible assets, whether created or acquired, and used exclusively or primarily in the Business (the "ACQUIRED ASSETS"):
     (a)     Accounts Receivable.  All rights to receive future payments
             -------------------
resulting from the sale of Internet (past and future) services based on the terms of the Assumed Customer Service Contracts in 1.02(c) below shall be delivered to NextWeb. A balance sheet of accounts receivable and Customer Service Contracts as of October 18, 2002 shall be attached hereto as Schedule 1.02(a).
     (b)     Rights Under Contracts.  All of WWWN's rights under the specified
             ----------------------
contracts listed under 1.02(g), and all agreements, plans or arrangements relating primarily or exclusively to the Acquired Assets, as identified on
Schedule 1.02(c), subject to changes between July 1, 2002 and Closing in the
----------------
ordinary course of business ("ASSUMED CONTRACTS").
     (c)     Assumed Customer Service Contracts.  It is the intent of the
             -----------------------------------
parties hereto that all of the Acquired Assets arising out of the operation of Accounts Receivable and the Acquired Assets shall be transferred to NextWeb via sale. Accordingly, WWWN agrees to transfer such customers (to the extent transferable) from WWWN to NextWeb at the Closing. Included on Schedule 1.02(c)
                                                                ----------------
is (i) a list as of October 18, 2002 of all customers of the Business and (ii) a list as of October 18, 2002 of unearned service revenue by customer to be sold to NextWeb. Also transferred will be all Sales Orders as provided in Article
2.01 (e) for uninstalled Sales Orders to be installed prior to December 15, 2002, and listed on Schedule 2.01(e) pursuant to the terms of Schedule 2.01(e)(i).
     (d)     Books and Records.  Copies of all books and records related to any
             -----------------
Acquired Assets, including, without limitation, all financial records, books, ledgers, supplier lists, customer and marketing lists or databases, marketing collateral, advertising materials, manuals, and other materials of WWWN, in each case only to the extent such items relate to the Business or Acquired Assets.
     (e)     Prepaid Expenses.  The prepaid expenses such as expenses for
             ----------------
maintenance agreements for goods or services to be provided exclusively or primarily to the Business after the Closing Date (as defined below) are identified in Schedule 1.2(e) subject to changes between July 1, 2002 and
              ---------------
Closing in the ordinary course of business. The actual amount of prepaid expenses is to be validated by NextWeb one business day prior to the Closing.
     (f)     Intellectual Property: Internet Protocol Network Blocks. All of the
             -------------------------------------------------------
WWWN's rights, title and interest in and to the WWWN's Internet Protocol Network Blocks and Addresses used exclusively or primarily in the Business, including, without limitation, (i) Autonomous System Network ASN-WWWN - 7829, and (ii) Net Blocks 216.237.0.0/18-WWWN, NETBLK-_____________-WWWN1, and
NETBLK-WWWN-___________ and (iii) all Net Blocks reserved for future issuance/use by WWWN. (See Schedule 1.02f), (iv) all Internet domain names, and
(v) all trademarks, trade names, software, licenses to use software, written programs and/or procedures however developed, created, completed or incomplete, scripts, programs and software currently in use in the network and back office systems, etc.
     (g) WWWN shall deliver possession of the Network Equipment and (any spare equipment) currently in place whether necessary to service the Customer Service Contracts as listed in 1.02(c), all customer equipment, Point of Presence (POP) equipment, and lease, license or other access agreements that make delivery of Internet Service via the WWWN Network at the following POP locations and customer locations based therefrom, shall be assigned to NextWeb free and clear of any liens, encumbrances or restrictions of any kind. Schedule
1.02 (g) inventory list. The following list of leases, licenses and or easements shall also transfer to NextWeb through the court approved assumption of assignment of contractual rights . All amounts owed to Licensors, Lessors or other Grantors shall be settled by WWWN prior to approval by the Court for assumption and assignment to NextWeb, Inc. via Court Order:
            (i)   INTENTIONALLY OMITTED
            (ii)  ATRIUM PROPERTIES, LLC.
      12062 Valley View, Suite ROOF1, Garden Grove, California 92845; and
            (iii) AVION GRAPHICS/ FOOTHILL. 27192 Burbank, Foothill Ranch, California 92610; and
            (iv)  DELAWARE NEWPORT PLACE.
      4100 Newport Place, Newport Beach, California 92660; and
            (v)   DL CABRILLO, LLC. / XEROX

      CENTRE;AND

            (vi) EQUITY OFFICE PROPERTY. One City Boulevard West, Orange California; and

            (vii) HIGH RISE INVESTORS/ VALLEY VIEW. 5455 Garden Grove Blvd., Westminster, California 92683; and

            (viii) HOAG MEMORIAL HOSPITAL. One Hoag Drive, Newport Beach, California; and

            (ix) THE IRVINE COMPANY, AT&T INSIGNIA. 8001 Irvine Center Drive, Irvine, California; and

            (x) THE IRVINE COMPANY, 1 PARK. 1 Park Plaza, Irvine, California 92614; and

            (xi) LOGOS MANAGEMENT GROUP, 3000 MacArthur Boulevard, Santa Ana, California 92704; AND

            (xii) MOUNTAIN UNION TELECOM/ YORBA LINDA WATER TOWER; (NEED ADDRESS)AND

           (xiii) NEWPORT BEACH MARRIOTT HOTEL. 900 Newport Center Drive, Newport Beach, California 92660; and

            (xiv) OLEN COMMERCIAL REALTY CORP/SPECTRASITE. One Venture Boulevard, Irvine, California 92618; and

            (xv) PT PARTNERS LLC. 18800 Delaware Street, Huntington Beach, California 92648; and

            (xvi) SOUTH COAST, LLC/ PWREF/MCC. 535 and 575 Anton Boulevard, Costa Mesa, California 92626; and

            (xvii) RT CYPRESS, LP/CYPRESS COURTYARD MARRIOTT. 5865 Katella Avenue, Cypress California, 90638; and

            (xviii) THE REMM GROUP/REMM. 505 South Villa Real, Anaheim Hills, California 92807; and

            (xix) UNITED FLIGHT ACCESSORIES OF CALIFORNIA. 5602 Research Drive, Huntington Beach, California 92649.

     (h)     Equipment; Tangible Assets. All of WWWN's computers, switches,
             --------------------------
routers, radios, miscellaneous networking equipment, antennas, all network infrastructure, CPE, back office hardware, and all computer and telephone systems office equipment, tools laptop computers and accessories, and all other equipment used to provide Internet services to the Customer Service Contracts and Acquired Assets, and other tangible assets identified on Schedule 1.02(h)
                                                             ----------------
("EQUIPMENT"). This list will be verified and updated by NextWeb according to the equipment actually in possession of NextWeb to be delivered within 5 days or within a reasonable amount of time of closing and attached to the this Agreement.
     (i)     Other Assets.  All of WWWN's claims against any parties to the
             ------------
extent relating to any Acquired Asset, the Business or any contract rights assigned to NextWeb, including without limitation, unliquidated rights under manufacturers' or vendors' warranties or guarantees together with all transferable Permits (as defined in Section 3.19) but not including ay Bankruptcy avoidance claims or aging accounts receivable.
     (j)     Misc. Furniture, Fixtures and Equipments. All business furniture,
             ----------------------------------------
fixtures and equipment currently used by any employee in the regular course of the Business to maintain the network or deliver service to the Customer Service Contracts.

1.03 OMITTED


     1.04     Assumption of Liabilities. On the terms and subject to the
              -------------------------
conditions set forth herein, from and after the Closing, NextWeb will assume and satisfy or perform when due the following liabilities of WWWN (the "ASSUMED LIABILITIES"):

     (a)     Obligations Under Service Contracts.  All of WWWN's customer
             ------------------------------------
service obligations arising after the Closing Date (as defined below) under each of the service contracts, agreements, plans and arrangements identified in
Schedule 1.02(c) consisting of the customer contracts.
------------------------------------------------------
     (b)     Employee Retention.  NextWeb, in contemplation of this agreement
             -------------------
and pursuant to the terms of the Letter of Intent dated July 29, 2002 NextWeb shall provide offers of employment to the individuals employed at WWWN as of July 1, 2002 at the salary rates listed on Schedule 1.04(b). Employee retention is important to NextWeb in order to maintain the ongoing business operations and continued customer service. Key employees will be offered incentive programs in
order to retain employees and make a smooth transition of this sale.   The
individual terms of employment offers and incentive programs will be negotiated on an individual basis. The agreements may consist of any of the following alone or in combination: salary; stock options;; vacation time; personal time, non-compete agreements, proprietary information and invention agreement; or other negotiated terms as deemed appropriate for the individual, employment position, and future development of NextWeb. Employment shall commence upon the acceptance of the NextWeb offer letter. No vacation pay or personal time accrued on the books with WWWN shall carry over to NextWeb. NextWeb shall assume no unpaid wages of WWWN. Employment going forward will be pursuant to the terms of the employment offer letters, the laws of California, and the NextWeb Employee Handbook. Any and all employees shall be and shall remain at will employees. See attached Offer Letters and Employment Agreements, Schedule
1.04 (b).
     (c)     Unearned Subscription Revenue.  All unearned subscription revenue
             -----------------------------
as identified in Schedule 1.04(c)including but not limited to prepaid customer
                 ----------------
services.
     (d)     Warranty Liability.  All warranty liability relating to warranty
             ------------------
returns and replacements arising after the Closing relating exclusively or primarily to use the Acquired Assets.

     1.05     All Other Liabilities Not Assumed. OTHER THAN THE ASSUMED
              ---------------------------------
LIABILITIES SET FORTH IN SECTION 1.04, 1.02(G) AND (H), ABOVE, IT IS AGREED THAT NEXTWEB SHALL NOT ASSUME OR PERFORM ANY OTHER LIABILITIES OR OBLIGATIONS.
EXCEPT FOR SUCH ASSUMED LIABILITIES, NEXTWEB SHALL NOT ASSUME OR BE DEEMED TO HAVE ASSUMED ANY OBLIGATIONS OR LIABILITIES OF WWWN REGARDING THE ACQUIRED ASSETS WHETHER PURCHASED OR LEASED, OF ANY NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE.

     1.06     Additional Actions.  If, at any time after the Closing Date,
              ------------------
NextWeb shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in NextWeb its right, title or interest in, to or under any of the Acquired Assets purchased by NextWeb in order to carry out this Agreement, the officers and directors of WWWN shall execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under the Acquired Assets in NextWeb or otherwise to carry out this Agreement.

     1.07     Bona Fide Purchaser.  NextWeb is a bona fide purchaser entering
              -------------------
into this Asset Purchase Agreement at arms length for fair market value. The Court approval and Order for the Sale of the assets defined herein shall identify NextWeb as a Bona Fide Purchaser

                                   ARTICLE II
                             PURCHASE PRICE; CLOSING

     2.01     Purchase Price.  The total Purchase Price and consideration for
              --------------
the Acquired Assets listed in Article I shall be:

     (a) Cash. Five Hundred Fifty Thousand Dollars ($550,000) to be paid to WWWN
         ----
for the Acquired Assets identified within this agreement and the all assets necessary to operate the wireless network built by WWWN. To be paid within two
(2) days from approval of this Acquired Asset Agreement by a Court of appropriate jurisdiction to an account to be specified in the court order attached hereto as Schedule 3.04.).
     (b)     intentionally omitted.
             ----------------------
     (c)     Capital Investment.  NextWeb will provide capital for continued
             ------------------
expansion of the WWWN network, replacement of existing equipment, continued business operations and upgrades to unreliable portions of the network as financially feasible and reasonable in the market and reasonable business judgment allows.
     (d)     Termination of Customer Service Agreements.  Customers
             ------------------------------------------
discontinuing service or Customer Service Accounts uncollectable for ninety (90) days during the period of July 1, 2002 and October 18, 2002 shall be included in the computations for a "Serious Degradation in Value, in the amount of the remaining contract obligation or one (1) month's recurring revenue (MRR) whichever is greater. Uninstalled Sales Orders may be used as credit for the lost MRR. If more than fifteen thousand dollars ($15,000) in MRR is lost from July 1, 2002 till the closing date, this offer will automatically terminate unless NextWeb revives this offer in writing upon notification of the loss of MRR.
     (e)     Credit for Uninstalled Sales Orders. Customers with signed Sales
             -----------------------------------
Orders and signed Service Agreements, who are already installed prior to closing or are not installed and are scheduled to be installed prior to December 15, 2002, may be used to off set lost MRR as identified above. A list of Sales Orders and copies of signed Service Agreements not yet installed as of Closing Date shall be attached to this Agreement as Schedule 2.01(e) and additional Sales Orders may be included as provided until October 18, 2002. All Uninstalled Sales Orders added to Schedule 2.01(e) must comply with terms on
Schedule 2.01 (e) Business Class Wireless Internet dated August 29, 2002.

     2.02     Payments and Fees. As part of the total Cash Purchase Price
              ------------------
NextWeb may deduct the amount of any money owed to NextWeb by WWWN.

     2.03     Date and Time of Closing.  The consummation of the transactions
              ------------------------
contemplated by this Agreement shall be held, provided that each of the conditions set forth in Article VI hereto shall have been satisfied or waived, on October 18 2002 at 8:00 PM, at the NextWeb offices located at 48890 Milmont Dr. Suite 106 D, Fremont, California. Any conditions not met and or waived at the Closing, the parties shall agree to a time for compliance for the remaining
conditions creating conditions subsequent to the Closing.   The date on which
the Closing actually occurs is referred to herein as the "CLOSING DATE" will be October 18 2002.

     2.04     Deliveries at Closing.  Subject to the conditions set forth in
              ---------------------
this Agreement, at or following the  Closing,

     (a)  WWWN shall deliver to NextWeb:
          (i) an Assignment and Bill of Sale in written form and substance satisfactory to NextWeb duly transferring the SOLD Acquired Assets to NextWeb (the "BILL OF SALE").
          (ii) an Assignment and Assumption of Assumed Contracts, in written form and substance satisfactory to NextWeb, duly assigning the Assumed Contracts to NextWeb (and obtaining the other party's consent thereto, if required by the terms of the relevant agreement);
          (iii) any other assignments, estoppel certificates, bills of sale, deeds and other instruments of conveyance, in form and substance satisfactory to NextWeb, required to duly transfer title and possession of any of the Acquired Assets and the Assumed Liabilities (liabilities limited to Article 1.04) to NextWeb;
          (iv) books and records of the WWWN regarding the Acquired Assets, including, without limitation, such operating manuals and records as are reasonably necessary for NextWeb to own, lease and operate the Acquired Assets in the ordinary course;
          (v) all requested Schedule information for the completion of this sale as requested within this document or within an additional request.
          (vi) the Compliance Certificates referred to in Section 6.01(e) hereof;
          (vii)     the Secretary's
Certificates referred to in Section 6.01(f) hereof;
          (viii) executed counterparts of any consents required to be obtained by the WWWN pursuant to Section 5.03 hereof;
          (ix) all other previously undelivered documents, instruments, certificates and writings required to be delivered by the WWWN to NextWeb at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith including, but not limited to, shareholder consent decrees executed in whole or in counterparts and/or powers of attorney: and
          (x) all necessary Court approvals pursuant to any bankruptcy filings, including without limitation, the Bakruptcy Order for Sale Free and Clear of Liens and the Assumption of Assignments for contractual obligations. (Schedule 3.04 Order for Sale)
     (b)  NextWeb shall deliver to the WWWN:
          (i) a signed copy of the Asset Acquisition Agreement including all attachments with a signed lease agreement; and
          (ii) all other previously undelivered documents, instruments, certificates and writings required to be delivered by NextWeb to WWWN at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.
     (c) Following the closing, WWWN Debtor in Possession and or Bankruptcy estate shall reconcile all accounts and deliver the amount of prorated fees and services, as required for customer payments between 1 and 18 Oct 2002, for the month of October 2002 and received by WWWN prior to or on 18 October 2002 shall be prorated 18/31 to WWN and 13/31 to NextWeb; service providers and other payments made by WWWN for services to be rendered thru 31 October 2002 shall be prorated the same way with 18/31 liability to WWWN and 13/31 liability to NextWeb for the month of October. This accounting and reconciliation event shall occur in a reasonable amount of time. Payments shall be made within 10 days of delivery of a final accounting.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                     OF WWWN

WWWN hereby represents and warrants to NextWeb as follows, except as otherwise set forth in the specifically referenced attached schedules of WWWN information provided to NextWeb as attached hereto or hereafter (the "WWWN DISCLOSURE SCHEDULES"):

     3.01     Organization and Qualification. WWWN is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of
Nevada.   WWWN is duly qualified to do business as a corporation and as Debtor in Possession for the Chapter 11 Bankruptcy proceedings in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined herein) upon the Acquired Assets or the consummation of the transactions contemplated hereby. (See Schedule 3.01 Articles and Bylaws.)

     3.02     Power and Capacity; Charter Documents.
              -------------------------------------
     (a) WWWN has all requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder subject to
any required court approvals pursuant to any bankruptcy filings.   WWWN has the
corporate power and authority to carry on its business as now being conducted either as a corporation or as a debtor in possession and to own and sell its assets pursuant to any required court authorization or approval. This Agreement has been duly executed and delivered by WWWN and Nextweb and is a valid and binding obligation of WWWN, enforceable in accordance with its terms upon appropriate approvals.
     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the WWWN shall not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of WWWN. WWWN has made available or shall make available to NextWeb the available copies of the Certificate of Incorporation and the Bylaws of WWWN, on file as on the date hereof. WWWN has made available to NextWeb the minute books and stock transfer books of the WWWN for the last five years.
     (c)     intentionally omitted

     3.03     No Conflicts.  The execution, delivery and performance of this
              ------------
Agreement by WWWN and the consummation of the transactions contemplated hereby shall not:
     (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Acquired Assets (as defined herein), with or without the giving of notice and/or the passage of time, or
     (b) violate, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which WWWN is a party or by which the WWWN or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which WWWN is a party or by which the WWWN may be bound or affected, or to which any of the Acquired Assets may be subject, or
     (c)     violate any Law,
     (d) violate any Law, which violation, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could result in a Material Adverse Effect on the Business or the transactions contemplated by this Agreement.

     3.04     Consents and Approvals.  Pursuant to any Bankruptcy Court filing,
              ----------------------
WWWN is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (i) the execution and delivery by WWWN of this Agreement or anytime thereafter, or (ii) the consummation of the transactions contemplated hereby, except where the failure to do so would not result in a Material Adverse Effect on the Acquired Assets or the transactions contemplated by this agreement. (See Schedule 3.04 Court Order approving sale of assets free and clear of liens to NextWeb as a bona fide purchaser, and any other required consents and or approvals.)

3.05 Omitted

     3.06     No Undisclosed or Contingent Liabilities.  Except for (a)
              ----------------------------------------
liabilities or obligations incurred by WWWN in the ordinary course of business and not affecting the Acquired Assets, and (b) liabilities and obligations incurred by

WWWN in the ordinary course of business since the date of the Preliminary Balance Sheet presented on or about July 1, 2002 (none of which could reasonably be expected to cause a Material Adverse Effect on the Acquired Assets), to the best knowledge of WWWN, there is no basis for the assertion against WWWN of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise, and including, without limitation, contingent warranty claims and charge-back claims) that may encumber or affect the title, possession or use of the Acquired Assets, WWWN or the transactions contemplated hereby that has not been disclosed to NextWeb in writing and attached hereto as Schedule 3.06.

     3.07     Sufficiency of the Acquired Assets.  The Acquired Assets comprise
              ----------------------------------
all of the assets of WWWN that are used or held for use in, related to or associated with, directly or indirectly (in whole or in part), the operation of the network to service the Customer Service Contracts listed in Article 1.02(c).

     3.08     Absence of Certain Changes.  Since July 1, 2001, the Business, in
              --------------------------
regard to the Acquired Assets, has not:
     (a) suffered any Material Adverse Effect, other than Bankruptcy Filing, and there has not been any event whether occurring before or after July 1, 2002, that could reasonably be expected to have a Material Adverse Effect on the Acquired Assets except customer lost as listed on Schedule 3.08 (a); or
     (b) sold, transferred or otherwise disposed of any Acquired Assets except in the ordinary course of business and consistent with past practice as disclosed to NextWeb; or
(c) suffered aggregate casualty losses in excess of $100 (whether or not insured against); or taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or
     (d)     termination of any customer
account for any reason affecting the list in 1.02 (a) and/or 1.02(c) comprising the Accounts Receivable Asset or Customer Service Contracts.
     (e) agreed (other than with respect to the transactions contemplated by this Agreement), whether in writing or otherwise, to take any of the actions set forth in this Section 3.08.

     3.09     Equipment.  WWWN will deliver good and valid marketable title to
              ---------
each piece of the Acquired Assets free of liens, except for those pieces of Equipment that have been disposed of in the ordinary course of business since July 1, 2002 without violation of the terms of Section 5.01 hereof or violation of any duty owed to any third party. To the best knowledge of WWWN, the Equipment, taken as a whole, is in good and normal operating condition and repair and adequate for the uses to which it is being put by the Business. Certain aging equipment as disclosed to NextWeb may be in the need of imminent replacement to prevent network failure; costs of replacement may exceed fifty
thousand dollars ($50,000) of capital expenditures.   WWWN has provided NextWeb
with access to, or copies of all existing guarantees, service contracts, maintenance agreements, management agreements, and any and all other documents and papers that in any manner pertain to each material piece of the Equipment.

     3.10     Service Contracts and Commitments.
              ---------------------------------
     (a) WWWN is not a party to or bound by any agreements, service contracts or commitments which individually or when aggregated with all related agreements, service contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Acquired Assets.
     (b) WWWN shall deliver or make available to NextWeb true and complete copies of each of the Assumed Service Contracts, as well as true and accurate summaries of any oral Assumed Service Contract and is listed on Schedule 1.02
(a) and 1.02 (c).
     (c) The enforceability of the Assumed Service Contracts shall not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) WWWN is not, and no officer or director of WWWN is, a party to or bound by any agreement or arrangement for the sale of any of the Acquired Assets or for the grant of any preferential rights to purchase any of the Acquired Assets.
     (e)     With respect to each Assumed Contract, except as set forth therein,
(i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by WWWN in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes hereunder; (iii) neither WWWN, nor, to the best knowledge of WWWN, any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of WWWN or, to the best knowledge of WWWN, on the part of any other party thereto.

     3.11     Intellectual Property.
              ---------------------
     (a) Schedule 1.02 (f) of this Agreement contains an accurate and complete list of (i) all Intellectual Property, owned or filed by WWWN and used in or necessary for the use of the Acquired Assets being transferred hereunder and, (iii) all agreements relating to Intellectual Property and other technology used in or necessary for the conduct of the Business which WWWN is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types) for the Acquired Assets as assumable and assignable via Court Order to NextWeb, Inc.
          (b) All Internet domain rights IP address blocks, copyrights, licenses and permits included within the Intellectual Property for the use of the Acquired Assets are valid, subsisting and enforceable.
          (c)     To the knowledge of WWWN, the persons set forth in Schedule
1.02 (f) have the sole and exclusive right, free from any liens, mortgages, security interests, charges or encumbrances, to grant the WWWN the right to use any Intellectual Property which WWWN licenses from such persons. WWWN has the full right to use its Intellectual Property required for or incident to the use of the Acquired Assets in the jurisdictions in which the Business is conducted, and the consummation of the transactions contemplated hereby shall not alter or impair any such rights.
          (d) No claims have been asserted in writing delivered to WWWN by any person against such WWWN with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Business or any of the Intellectual Property (or of any confusingly similar or dilative trademarks, trade names, assumed names or the like) as related to the Acquired Asset Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property and there is no valid basis for any such claim.
          There are other companies listed in the ARIN WHOIS directory with similar names starting with or including the name 'Worldwide Wireless', however WWWN has the legitimate use of the name WWWN and the other trade names used thereby. The name WWWN, Global Pacific and or any other alias names shall not transfer to NextWeb except for the right to use former marketing materials and the former good will of WWWN if any.
          (e) To the knowledge of WWWN, the use or other exploitation of any product or service as used for the Acquired Assets of the Business or the Intellectual Property by WWWN does not infringe the rights of any person.
          (f) To the knowledge of WWWN, no other person is infringing the rights of the Business with respect to the Intellectual Property used for the Acquired Assets.

     3.12     Accounts Receivable.
              -------------------

          (a) Set forth in Schedule 1.02(a) is an existing list of the aging status of each of the accounts receivable of WWWN that constitute Acquired Assets, as of the most recent practicable date.
          (b) All accounts receivable of WWWN, whether reflected in the most recent Balance Sheet as of July 1, 2002 or accrued since the date thereof, represent revenue generated in the ordinary course of business and are collectible net of any reserves shown on the July 1, 2002 Balance Sheet or reserves for accounts receivable accrued since the date thereof.

     3.13     Litigation.  There are no open and unresolved claims, actions,
              ----------
suits, proceedings, investigations or inquiries that have been made or served against WWWN or, to the knowledge of WWWN, that are pending against (without having been so served), threatened by or against, or otherwise affecting the Acquired Assets or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other Governmental Entity; and to WWWN's knowledge, no other such claim, action, suit, proceeding, inquiry or investigation could be brought against the Business for which valid defenses are not available. To WWWN's knowledge, no claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.15 of this Agreement would, if adversely decided, have a Material Adverse Effect on the Acquired Assets or the transactions contemplated hereby. WWWN is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on the Acquired Assets or on WWWN's or NextWeb's ability to acquire any property or conduct the Business in any way.

     3.14 Insurance and Risk of Loss
          --------------------------
          (a)  WWWN does carry Insurance on
all of the Acquired Assets.  A copy of the Insurance policy is attached as
Schedule 3.14.
          (b)  All risk of loss and liability for the
Acquired Assets shall remain with WWWN until the closing or actual delivery of possession of the Acquired Assets is given to NextWeb, which ever is later.
          (c) Should any loss occur that involves an Acquired Asset, this Agreement shall be amended to reflect said loss and the payment, purchase or lease fee, due and payable on said Acquired Asset.

     3.15     Compliance with Law
              -------------------

          (a) WWWN is in compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any Governmental Entity (collectively, "LAWS") applicable to the use, title and possession of the Acquired Assets.
          (b) WWWN has not has received written notification from any Governmental Entity within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved that would impair the transfer of the use, title and possession of the Acquired Assets.
          (c) WWWN has not been notified by any Governmental Entity that WWWN is in violation or alleged violation of any Law applicable to the Business which violation has not been appropriately and completely resolved, or that any Governmental Entity contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved relating to the use, title and possession of the Acquired Assets.

     3.16     Permits. The licenses, permits and authorizations of any federal,
              -------
state, local or foreign Governmental Entity that are necessary for the ownership or leasing of the properties or operation of the network equipment are included in the Acquired Assets and the conduct of the Business as now being conducted (collectively, the "PERMITS") are identified in Section 3.19 of

WWWN Disclosure Schedule. All of the Permits are in full force and effect. No violations exist or, to the knowledge of WWWN, have been reported in respect of the Permits. No notice of any proceeding has been served or otherwise given to WWWN or, to the knowledge of WWWN, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of the Permits as related to the use, title and possession of the Acquired Assets.

     3.17     Tax Matters.
              -----------
          (a) For purposes of this Agreement, (i) "TAX RETURN" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) "TAX" or "TAXES" means any United States or foreign federal, state, or local tax, including, without limitation, income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.
          (b) All Tax Returns required to be filed on or before the Closing Date by the WWWN have been or shall be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority).
The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the WWWN and such Tax Returns accurately set forth or shall accurately set forth all items to the extent required to be reflected or included in such returns.
          (c) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise noticed to the WWWN, or, to the knowledge of the WWWN, pending or proposed against or with respect to the WWWN in respect of any Tax. The Acquired Assets will be delivered without any material or immaterial liens for Taxes upon any of the Acquired Assets.
         (d) NextWeb shall be responsible for paying all applicable, if any, sales tax directly to the State of California for the Acquired Assets sold to NextWeb in Schedule 1.02.

     3.18     Title to Assets.  WWWN will have good, valid and indefeasible
              ---------------
title to the Acquired Assets. At the Closing the Acquired Assets shall be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

     3.19     Creditor Subordination:  All creditors claims shall be subordinate
              ----------------------
to NextWeb for the purchased Acquired Assets and WWWN will protect the sale interest of the leased Acquired Assets. Any creditor claim in regard to the sold Acquired Assets shall be settled by WWWN from cash on hand or via arrangement with creditor to accept payments from WWWN or as outlined by a Court of competent jurisdiction and approval of this agreement. NextWeb is a bona fide purchaser of all the Acquired Assets identified within this Agreement.

     3.20     Brokers.  WWWN has not employed any investment banker, broker,
              -------
finder or similar agent in connection with any transaction contemplated by this Agreement.

     3.21     Accuracy of Disclosure.  There is no information contained in this
              ----------------------
Agreement (whether in this Article III, any other portion of this Agreement, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) pertaining to the WWWN that, to the best knowledge of the WWWN, contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not materially misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF NEXTWEB

     NextWeb represents and warrants to WWWN as follows, except as otherwise set forth in the relevant section of the disclosure schedule of NextWeb provided to WWWN (the "NEXTWEB DISCLOSURE SCHEDULES" ATTACHED HERETO):

     4.01     Organization and Qualification.  NextWeb is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of California. See Schedule 4.01 Original Articles of Incorporation and Bylaws.

     4.02     Power and Capacity.
              ------------------
     (a) NextWeb has or will have all requisite power and authority (corporate and otherwise) under its Certificate of Incorporation and Bylaws to enter into, execute and deliver this Agreement and perform its obligations hereunder before the closing as a condition precedent to this Agreement. This Agreement has been duly executed and delivered by NextWeb and is a valid and binding obligation of NextWeb, enforceable against NextWeb in accordance with its terms, except to the extent that such enforceability may be limited by applicable board of director approval, series D financing, bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.
     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by NextWeb shall not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation, as amended, or Bylaws of NextWeb.
     (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by NextWeb shall not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of NextWeb.

     4.03     No Conflicts - NextWeb.  The execution, delivery and performance
              ----------------------
of this Agreement by NextWeb and the consummation of the transactions contemplated hereby shall not
     (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against NextWeb's assets. Failure to make payments shall only impose a security interest, lien, charge or other encumbrance against the Acquired Assets. This Agreement is secured by the Acquired Assets; or
     (b) violate, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which NextWeb is a party or by which NextWeb or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which NextWeb is a party or by which NextWeb may be bound or affected or to which any of its assets may be subject; or
     (c)     violate any Law;
     (d) which violation, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could result in a Material Adverse Effect on NextWeb or the transactions contemplated by this Agreement.

     4.05     Consents and Approvals. Other than the Consent of the Board, as
              ----------------------
required by Article III, of the NextWeb Bylaws, NextWeb is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by it of this Agreement or (b) the consummation of the transactions contemplated hereby, other than those that may be required solely by reason of the WWWN's (as opposed to any other third party's) participation in the transactions contemplated hereby. Schedule 4.05 Unanimous Consent of Board of Directors.

     4.06     Brokers.  NextWeb has not employed any investment banker, broker,
              -------
finder or
similar agent in connection with any transaction contemplated by this Agreement.
     4.07 and 4.08 OMITTED.
     4.09     Knowledge of NextWeb.  NextWeb has made its decision to enter into
              --------------------
this Agreement and to consummate the transactions contemplated hereby based solely upon the representations and warranties and agreements made by the WWWN hereunder (as modified by the exceptions that are set forth in the WWWN Disclosure Schedule) and in the documents required to be delivered to NextWeb under Article VII hereof.

     4.10     Accuracy of Disclosure.  There is no information contained in this
              ----------------------
Agreement (whether in this Article IV, any other portion of this Agreement, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) pertaining to NextWeb that, to the best knowledge of NextWeb, contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not materially misleading.

                                    ARTICLE V
                        OTHER OBLIGATIONS OF THE PARTIES

     5.01     Conduct of the Business.   From the date hereof Acceptance until
              -----------------------
the Closing, except as otherwise expressly set forth in this Agreement, and except for costs and expenses reasonably incurred in connection with the transactions contemplated by this Agreement, WWWN shall conduct the business, operations, activities and practices of the Business only (i) in the ordinary course, (ii) in accordance with prudent practice and (iii) to the extent in compliance with the standards of items (i) and (ii), consistent with past practice. Without limitation of the foregoing, from the date hereof to the Closing, the WWWN shall NOT authorize, declare or consummate as follows:
                        ---
     (a) any distributions of Acquired Assets of the Business to any stockholder of WWWN;
     (b) any sale of the Acquired Assets or any consolidation or merger involving the Acquired Assets; or
     (c) the sale of any new or unmentioned services inconsistent with the current WWWN business, includingany dial -up services as of July 1, 2002 creating dial-up Customer Service Contracts; or
     (d) the sale of any dedicated wireless services for less than the current WWWN list prices as of July 1, 2002.

     5.02     Access to Books and Records.  In order that NextWeb may have a
              ---------------------------
full opportunity to make investigations of the Business in connection with the actions contemplated by this Agreement, the WWWN shall permit NextWeb and its counsel, accountants, auditors, lenders, consultants and other representatives reasonable access, upon reasonable notice, to all of the offices, properties, books and records, contracts and commitments of the WWWN with respect to the Business from the date hereof through the Closing Date.

     5.03     Consents.  The WWWN and the NextWeb agree to use commercially
              --------
reasonable best efforts to obtain prior to the Closing all consents and approvals necessary, in the reasonable determination of NextWeb, to consummate the transactions contemplated hereby, including, without limitation, the consents and approvals listed or referred to in Article 3. of the WWWN Disclosure Schedule. All such consents shall be in writing and in form and substance reasonably satisfactory to NextWeb, and executed counterparts thereof shall be delivered to NextWeb promptly after receipt thereof by the WWWN but in no event later than the Closing. Including but not limited to the Consent of the Board or the Consent of the Court as may be required.
     5.04     Other Transactions.  Prior to the Closing (or termination of this
              ------------------
Agreement pursuant to Article 7, WWWN shall not, and shall not permit any of the WWWN's officers, directors, employees or other representatives to, directly or indirectly, encourage, solicit or initiate or participate in negotiations with, or provide any information or assistance to, any Person (other than NextWeb, NextWeb and their representatives) concerning any sale of any or all of the Acquired Assets or similar transaction involving the Business or any of the Acquired Assets other than the transactions contemplated between the parties by this Agreement unless required by law, Court of appropriate jurisdiction, rules of Bankruptcy or other precedent legal duty or obligation.

     5.05     Supplemental Disclosure by the WWWN.
              -----------------------------------

     (a) WWWN Disclosure Schedule shall be considered to be part of the representations and warranties of WWWN.
     (b) Following delivery of the WWWN Disclosure Schedules attached hereto, in accordance with the provisions of Article IV, and continuing through the Closing, WWWN shall have the obligation on the date that is one (1) day prior to the Closing Date to supplement or amend WWWN Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such specific Sections of the WWWN Disclosure Schedules ("WWWN SUPPLEMENTAL DISCLOSURES").
     (c) WWWN acknowledges that the WWWN Disclosure Schedules are an important and integral part of this Agreement. NextWeb shall be entitled to treat the WWWN Supplemental Disclosures as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to the WWWN Supplemental Disclosures occurred on or prior to the date hereof, unless such supplementation or amendment is a result of any of the activities not prohibited by Section 5.01 ("SECTION 5.01 ITEMS").
     5.06     Supplemental Disclosure by NextWeb.
              ----------------------------------
     (a) The NextWeb Disclosure Schedule shall be considered to be part of the representations and warranties of NextWeb.
     (b) Until the Closing, NextWeb shall have the continuing obligation on the date that is one (1) day prior to the Closing Date to supplement or amend the NextWeb Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the NextWeb Disclosure Schedule ("NEXTWEB SUPPLEMENTAL DISCLOSURES").
     (c) NextWeb acknowledges that the NextWeb Disclosure Schedule is an important and integral part of this Agreement. The WWWN shall be entitled to treat any NextWeb Supplemental Disclosures as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such NextWeb Supplemental Disclosures occurred on or prior to the date hereof; provided, that as a result of the occurrence of the Closing despite such supplementation or amendment of the NextWeb Disclosure Schedule, the WWWN shall be deemed to have waived any breach arising from such supplementation or amendment.

     5.07     Covenant to Satisfy Conditions.   WWWN and NextWeb shall each use
              ------------------------------
their commercially reasonable best efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control.

     5.08     Provision of the Business' Financial Statements.
              -----------------------------------------------
     (a) Until the Closing, within ten business days of the end of each calendar month, WWWN shall deliver to NextWeb a copy of unaudited financial statements of the Business for the period beginning January 1, 2002 and ending on the last day of such period. Such financial statements shall be accurate and correct in all material respects and fairly present the financial position and results of operations of the Business for the period therein identified in conformity with GAAP consistently applied (except that such financial statements shall not be required to include notes or normal year end adjustments) (the

"JULY 2002 AND YEAR TO DATE FINANCIAL STATEMENTS").
     (b) Each of the Year to Date Financial Statements shall include an unaudited income statement, balance sheet and statement of cash flow of the Business as of the end of such period.

     5.09     Confidentiality.  The parties acknowledge and affirm their
              ---------------
obligations regarding confidentiality set forth in their mutual confidentiality letters dated on or about January 3, 2002. No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto. Schedule 5.09 NDA.
     (a)     Necessary Contacts.   Authorization to contact vendors, necessary
             ------------------
parties, and customers upon the approval of this Agreement by WWWN and the appropriate Court, to facilitate the completion of this agreement may be contacted without breach of this confidentiality clause. Vendors and necessary parties shall be included, but shall not be limited to, any collocation provider, any site location manager or owner, equipment distributors, shareholders, and any party reasonably necessary to the disclosure under the terms of this Agreement.
     (b)     Press Release Authorization. Upon Court approval of the Agreement,
             ---------------------------
this Authorization shall entitle NextWeb and WWWN to make a press release as to the purchase of the Acquired Assets of WWWN but shall not disclose the material terms, including price and structure, under this agreement.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT/CONDITIONS SUBSEQUENT

     6.01     Conditions Precedent and Subsequent to Obligations of WWWN. The
              ----------------------------------------------------------
obligations of WWWN under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by NextWeb, at or before the Closing, of each of the following conditions unless the condition is subsequent to the closing date:

     (a)     Representations and Warranties.  The representations and warranties
             ------------------------------
of the WWWN contained in Article III herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date; provided, however, that the representations and warranties contained in Article III herein shall be deemed as of the date hereof to include any Section 5.01 Items specifically referenced in this Agreement.
     (b)     Performance.   The WWWN shall have performed and complied with all
             -----------
agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.
     (c)     No Injunction.  On the Closing Date, there shall be no effective
             -------------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby. Should an injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the continuation of the transactions contemplated in this Agreement, WWWN shall take all available measures to remove or satisfy any demand, offset or request in regard to the Acquired Assets, in possession of NextWeb.
     (d)     No Litigation.  There shall not be threatened, instituted or
             -------------
pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation or the continuation of the transactions contemplated hereby or (ii) would have a Material Adverse Effect on the use, possession and/or title of the Acquired Assets free and clear of liens.

     (e)     Consents and Approvals.  All consents, approvals and authorizations
             ----------------------
of all third parties and Governmental Entities shall have been obtained in accordance with the terms of Section 5.03 and Section 5.07 hereof and otherwise which are necessary, in the reasonable determination of NextWeb, in connection with (i) the execution and delivery by the WWWN of this Agreement,
(ii) the consummation by the WWWN of the transactions contemplated hereby or
(iii) the ongoing conduct by the WWWN of the effect on the use, possession and/or title of the Acquired Assets substantially as conducted on the date hereof.
     (f)     No Material Adverse Change.  Except as specifically disclosed
             --------------------------
herein or in the WWWN Disclosure Schedule, the events occurring since the date hereof and hereafter and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a Material Adverse Change regarding the Effect on the use, possession and/or title of the Acquired Assets.
     (g)     Documents.  All documents to be delivered by the WWWN to NextWeb at
             ---------
the Closing shall be duly executed and in form and substance reasonably satisfactory to NextWeb.
     (h)     Other.  NextWeb shall have received such other documents or
             -----
certificates as NextWeb may reasonably have requested, including, without limitation, certificates of existence and good standing with respect to WWWN from the appropriate authority in its jurisdiction of incorporation and certificates of qualification and good standing with respect to the WWWN from the appropriate authority in each foreign jurisdiction in which it is qualified to do business.
     (i)     Location (POP) Contracts.  WWWN shall, upon request,
             ------------------------
assist NextWeb in negotiating contracts on behalf of NextWeb at all POP locations listed in 1.02(g) to be acquired by NextWeb. Should any costs to acquire contracts increase in a materially adverse manner (creating cause for cancellation or loss of customers to be deducted from Article II), or subject to additional payment of a WWWN obligation, WWWN shall satisfy the outstanding obligation and assist in the negotiation of the contract.
     (j)     Customer Service Contracts/ Accounts Receivable.   WWWN shall,
             ------------------------------------------------
upon request, assist NextWeb in maintaining all Customer Service Contracts, Accounts Receivable, as listed in Schedule 1.02(c). Including without limitation, individual calls to every customer in regard to the sale and/or emails to each customer that can not be reached via telephone. Should any Customer Service Contract be terminated for any reason or no reason, WWWN shall have no recourse against NextWeb for the termination.

     6.02     Conditions Precedent to Obligations of NextWeb.  The obligations
              ----------------------------------------------
of NextWeb under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by WWWN, at or before the Closing, of each of the following conditions:

     (a)     Representations and Warranties.  The representations and warranties
             ------------------------------
of NextWeb contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.
     (b)     Performance.  NextWeb shall have performed and complied with all
             -----------
agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.
     (c)     Series D.  NextWeb shall have received formal commitments from its
             ---------
investors to fund this sale prior to Court Approval and substantially completed the Series D funding before closing.
     (d)     Certificates.  NextWeb shall have delivered to WWWN a certificate,
             ------------
dated the Closing Date and executed by its Chief Executive Officer, and President, certifying its fulfillment of the conditions specified in Sections 6.02(a) (b) and (c) hereof.
     (e)     Organizational Documents.  NextWeb shall have delivered to  WWWN a
             ------------------------
certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its Certificate of Incorporation, Bylaws, enabling resolutions, incumbency of signatories and other related matters. NextWeb shall have delivered to WWWN a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its Certificate of Incorporation, Bylaws, enabling resolutions, incumbency of signatories and other related matters.
     (f)     Documents.  All documents to be delivered by NextWeb to  WWWN at
             ---------
the Closing shall be duly executed and in form and substance reasonably satisfactory to the WWWN.
     (g)     Other.  WWWN shall have received such other documents or
             -----
certificates as WWWN may have reasonably requested, including, without limitation, a certificate of good standing with respect to NextWeb from the appropriate authority in its respective jurisdiction of incorporation and certificates of good standing with respect to NextWeb from the appropriate authority in each jurisdiction in which it is qualified to do business.
     (h)     Location (POP) Contracts.  NextWeb shall make arrangements for all
             ------------------------
POP locations to enter into substantially similar agreements with NextWeb as previously existed with WWWN. Should any costs to acquire contracts increase in a materially adverse manner (creating cause for cancellation or loss of customers to be deducted from Article II), or subject to additional payment of a WWWN obligation, WWWN shall satisfy the outstanding obligation and assist in the negotiation of the contract.


                                   ARTICLE VII
                            TERMINATION OF AGREEMENT

     7.01     Termination of Agreement.  This Agreement may be terminated at any
              ------------------------
time prior to the Closing:

     (a)     by mutual agreement of the WWWN and NextWeb;
     (b) by WWWN, on or after the closing date, if (i) any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by the WWWN prior to such date and (ii) the WWWN is not in breach of any of its agreements hereunder; or
     (c) by NextWeb, on or after the closing date if (i) any of the conditions provided in Section 6.01 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by NextWeb prior to such date and (ii) NextWeb is not in breach of any of its agreements hereunder.
     (d) by either party in the event of a material adverse effect or material change, as defined in Article IX.
     (e)      by NextWeb in the event the Assets are not free from lien.
     (f)     by NextWeb in the event that the reduction in MRR is more than
$15,000
     (g) by NextWeb in the event of a serious WWWN network outage of more than 3 hours during peak usage hours of 7:00 AM and 5:30 PM or 5 hours during non-peak hours
     (h) by NextWeb in the event the approval and Order granted by the Court of appropriate jurisdiction is not granted in a reasonable amount of time to close on October 31 2002.
     (i) by NextWeb in the event any one key employee or member of essential management terminates employment (voluntary or involuntary) or in the even any two employees terminate (voluntary or involuntary).
     (j) by either party if it is imminent that NextWeb will not receive substantial support of its investors.
     7.02     Procedure Upon Termination.  In the event of termination by WWWN
              --------------------------
or NextWeb pursuant to Section 7.01, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, the WWWN and NextWeb shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

7.03     REMEDY FOR TERMINATION / BREAK-UP FEE-
         -------------------------------------
     (a) Should this agreement be terminated by Debtor in Possession or a Court appointed Trustee for the Bankruptcy Estate for any reason in 7.01, the following remedy shall apply. WWWN and NextWeb shall not have the ability to sue for actual, consequential or liquidated damages as related to the termination of this Agreement. Each party will have sustained the burden of their own costs of due diligence in the investigation and review of this agreement at their own risk. Each party hereby waives any and all rights, and indemnifies the other for any liability, for the failure to complete this Agreement for any reason outlined in 7.01.
     (b) BREAK -UP FEE. In the event that any of the Acquired Assets identified in this Agreement are sold to a third party by means of Court approved sale of assets free and clear of liens, eliminating value to NextWeb under this Agreement, NextWeb shall receive reasonable break-up fee as approved by the Court and to be paid from the Bankruptcy Estate or WWWN, as applicable, in the amount of Thirty Thousand Dollars ($30,000). The break up fee shall cover due diligence expenses, attorneys' fees, travel expenses, actual expenses, and other incurred incidental and consequential expenses. Said reasonable expenses to be paid as a break-up fee are agreed by WWWN, NextWeb and the Court
of appropriate Jurisdiction to be Thirty Thousand Dollars ($30,000).   This
break-up fee shall either be approved by the Court prior to Notice to Creditors or shall be contained within the Notice to Creditors upon filing with the Bankruptcy Court.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.01     Survival of Representations and Warranties.  All representations
              ------------------------------------------
and warranties made hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive for a period of one year following the Closing; provided however, that the representations and warranties made by WWWN in Section 3.02(a), in the first sentence of Section 3.02(b) and in Section
3.18 (collectively, the "SURVIVING REPS AND WARRANTIES") NextWeb representations
Section 4 and Section 7.03 shall survive forever.

     8.02     Indemnification by WWWN.  Subject to the provisions of Section
              -----------------------
8.03 below, the WWWN shall, jointly and severally, pursuant to the terms of this
Article VIII, indemnify, defend and hold harmless NextWeb and any of its directors, officers, stockholders, employees, representatives, affiliates, subsidiaries, successors and assigns and its subsidiaries' directors, officers, employees, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "NEXTWEB GROUP"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by the NextWeb Group in connection therewith, (collectively "NEXTWEB GROUP DAMAGES") asserted against, resulting to, imposed upon or incurred by the NextWeb Group or any member thereof, directly or indirectly, by reason of or resulting from (i) a breach of or inaccuracy in any representation, warranty or agreement of the WWWN contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach or inaccuracy or (ii) the nonperformance or nonpayment by WWWN of obligations or liabilities relating to the Acquired Assets other than the Assumed Liabilities (collectively, "NEXTWEB CLAIMS").

     8.03     Limitations Regarding Indemnification Obligations of WWWN.
              ---------------------------------------------------------
Notwithstanding any other provision in this Agreement, WWWN's obligation to indemnify the NextWeb Group pursuant to Section 8.02 hereof against any NextWeb Group Damages sustained by reason of any NextWeb Claim shall be limited to NextWeb Claims (other than NextWeb Claims arising in connection with a breach or inaccuracy of the Surviving

Representations and Warranties, for which NextWeb Claims may be made forever) as to which any member of the NextWeb Group has given to WWWN written notice thereof on or prior to the first anniversary of the Closing Date (whether or not NextWeb Group Damages have by then actually been sustained); provided, that the
                                                             --------
provisions for indemnity contained in this Agreement shall be effective against WWWN only after the aggregate amount of all NextWeb Claims for which WWWN are jointly and severally liable hereunder equals or exceeds the amount of $1,500, and then, after such threshold is met, from the first dollar of NextWeb Group Damages (i.e., once the aggregate indemnity liability exceeds $1,500, the first $1,500 of NextWeb Group Damages are to be borne by the WWWN rather than the NextWeb Group), but in no event in excess of 20% of the Total Purchase Price payable hereunder to WWWN; provided, that, with respect to NextWeb Group Damages arising from the breach or inaccuracy of the Surviving Reps and Warranties, the NextWeb Group Damages for which indemnity shall be provided hereunder by WWWN shall be unlimited in amount; and provided, further that any indemnification in
                                  --------  -------
respect of NextWeb Claims covered by disclosure under the terms of this Agreement shall not be barred by the one-year anniversary date otherwise applicable to NextWeb Claims.

     8.04     Indemnification by NextWeb.  Subject to the provisions of Section
              --------------------------
8.03, the NextWeb shall, jointly and severally, pursuant to the terms of this
Article VIII, indemnify, defend and hold harmless WWWN and any of its directors, officers, stockholders, employees, representatives, affiliates, subsidiaries, successors and assigns and its subsidiaries' directors, officers, employees, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "WWWN GROUP"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by the WWWN Group in connection therewith, (collectively "WWWN GROUP DAMAGES") asserted against, resulting to, imposed upon or incurred by the WWWN Group or any member thereof, directly or indirectly, by reason of or resulting from (i) a breach of or inaccuracy in any representation, warranty or agreement of NextWeb contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach or inaccuracy or (ii) the nonperformance or nonpayment by NextWeb of obligations or liabilities relating to the Acquired Assets other than the Assumed Liabilities (collectively, "WWWN CLAIMS").

     8.05     Limitations Regarding Indemnification Obligations of NextWeb.
              ------------------------------------------------------------
Notwithstanding any other provision in this Agreement, NextWeb's obligation to indemnify WWWN Group pursuant to this section 8.04 against WWWN Group Damages sustained by reason of any WWWN Claims shall be limited to WWWN Claims as to which WWWN has given to NextWeb written notice thereof on or prior to the first anniversary of the Closing Date (whether or not WWWN Group Damages have by then actually been sustained); and, provided, further, the provisions for indemnity
                               --------  -------
contained in this Agreement shall be effective against NextWeb only after the aggregate amount of all WWWN Claims for which NextWeb is liable hereunder equals or exceeds the amount of $1,500, and then, after such threshold is met, from the first dollar of WWWN Group Damages (i.e., once the aggregate indemnity liability exceeds $1,500, the first $1,500 of WWWN Group Damages are to be borne by NextWeb rather than the WWWN Group); but in no event in excess of 20% of the Total Purchase Price payable hereunder to WWWN provided, that, with respect to WWWN Group Damages arising from the breach or inaccuracy of the Surviving Reps and Warranties, the WWWN Group Damages for which indemnity shall be provided hereunder by NextWeb shall be unlimited in amount; provided, further that any
                                                   --------  -------
indemnification in respect of WWWN Claims covered by the disclosure under the terms of this

Agreement shall not be barred by the one-year anniversary date otherwise applicable to WWWN Claims.

     8.06     Conditions of Indemnification.  The obligations and liabilities of
              -----------------------------
the parties with respect to WWWN Claims and NextWeb Claims (jointly, "CLAIMS") shall be subject to the following terms and conditions:

     (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim (which Claim shall be made in good faith only), which notice shall include, in reasonable detail, the facts and circumstances surrounding the Claim and the amount of NextWeb Group Damages or WWWN Group Damages, as the case may be ("DAMAGES") actually sustained and/or reasonably expected to be sustained there from, although the failure of the indemnified party to give notice promptly shall not relieve the indemnifying party from their indemnity obligations hereunder (except to the extent that the indemnifying party is able to prove that the amount of Damages increased as a result of the failure by the indemnified party to give the notice promptly).
     (b) The indemnified party shall provide the indemnifying party with notice of any proposed settlement or compromise of such Claim (as far in advance of the actual settlement or compromise of the Claim as is reasonably practicable); provided, that if such Claim is settled without the indemnifying
              --------
party's consent (which consent shall not be unreasonably withheld), the indemnified party shall be deemed to have waived all rights to indemnification hereunder for Damages arising out of such Claim.
     (c) As soon as practicable after the delivery of the notice provided for by Section 8.06(a) hereof, the indemnified party shall provide the indemnifying party with its actual Damages (in cases in which such Damages have actually been sustained on or prior to the second anniversary of the Closing), supported by the reasoning for such Damages, or a good faith estimate of Damages (in cases in which such Damages have not been actually sustained on or prior to the second anniversary of the Closing), supported by the reasoning for such estimate. The indemnifying party shall have 30 days from receipt of the indemnified party's proposal to respond to the indemnified party with acceptance of the proposed Damages amount or a counter-proposal relating thereto; provided, that if the indemnifying does not respond within such 30 days, the indemnified party shall be entitled to have its proposed Damages paid as set forth in
Section 8.07 hereof. In cases where the parties otherwise agree on the Damages, the indemnified party shall be entitled to have its proposed Damages paid as set forth in Section 8.07 hereof. If the indemnifying party submits a counter-proposal regarding Damages that is not accepted by the indemnified party (and the indemnified party so notifies the indemnifying party), either or both of the indemnified party and the indemnifying party may proceed with their rights under the provisions of Section 9.10 hereof.

     8.08     Remedies Cumulative. The remedies provided herein for breaches of
              -------------------
representations and warranties and agreements shall be cumulative and shall not preclude assertion by either party of any other rights or the seeking of any other remedies unless those other rights or remedies are waived within this agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.01     Definition of Knowledge.  For the purpose of this Agreement, the
              -----------------------
Exhibits and Appendices to this Agreement, the WWWN Disclosure Schedule and the NextWeb Disclosure Schedule, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the actual knowledge of such party and any executive officer or director of any such party, which actual knowledge shall also be deemed to include information existing in the records and files of such party.

     9.02     Certain Definitions.
              -------------------

     (a) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, (i) with respect to WWWN or the Acquired Assets, any change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects (solely to the extent such prospects are related to events specifically involving the Business), obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Business that reasonably could be expected to exceed $15,000 and, (ii) with respect to NextWeb, any change, occurrence or effect (direct or indirect) on the Acquired Assets, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects (solely to the extent such prospects are related to events specifically involving NextWeb), obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of NextWeb that reasonably could be expected to exceed $15,000.
          i) The degeneration of the MRR by more than $15,000 from July 1, 2002 till closing date is a Material Adverse Change.
          ii) The increase of operating costs to an amount more than $15,000 per month is a Material Adverse Change
          iii) The network outage of 3 hours during peak Internet usage hours of 7:00 AM and 5:30 PM or 5 hours during non-peak hours that affects at least two (2) or more customers within Customer Service Contracts.

     (b) "MATERIAL" or "MATERIALLY" or words of like effect shall refer to items capable of producing a monetary effect of (i) with respect to the Acquired Assets, at least $15,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Acquired Assets and (ii) with respect to NextWeb, at least $15,000 on the Acquired Assets via operations, properties (including intangible properties), condition (financial or otherwise), asset maintenance, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of NextWeb.

     9.03     Expenses, Taxes, Etc.  Each of the parties hereto shall pay all
              ---------------------
fees and expenses (including, without limitation, legal fees, accounting fees, consulting and investment advisor fees) incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

     9.04     Successors and Assigns.  No party shall have the right to assign
              ----------------------
all or any part of its interest in this Agreement without the prior written consent of the other parties. Consent to assignment will not be unreasonably withheld. Assignment will be automatic upon either party being purchased or acquired by an entity owning at least 51% ownership of either NextWeb or WWWN.

     9.05     No Third-Party Benefit.  Nothing in this Agreement shall be deemed
              ----------------------
to create any right or obligation in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto except as necessary for the approval of the sale by a court of appropriate jurisdiction as may be required.

     9.06     Entire Agreement; Amendment.  This Agreement, the Exhibits, the
              ---------------------------
Appendices, the Business Disclosure Schedule and the NextWeb Disclosure Schedule hereto (the "PURCHASE DOCUMENTS") constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein. The Purchase Documents supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

     9.07     Reformation and Severability.  If any provision of this Agreement
              ----------------------------
is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then:

     (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and
     (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     9.08     Notices. All notices, demands and requests which may be given or
              -------
which are required to be given hereunder, shall be in writing and delivered either by registered or certified mail, return receipt requested, by reputable overnight delivery service. Notices shall be deemed given when received (i) if sent by reputable overnight delivery service (as evidenced by the signed airbill for such overnight delivery), or (ii) if by certified or registered mail, return receipt requested (as evidenced by the date indicated on the return receipt). For purposes of this Section 9.08, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

     If to NextWeb:
          NextWeb, Inc.
          48890 Milmont Drive, Suite 106D
          Fremont, California 94538
          Attention: David Williams
          Fax:     (510) 661-0935
     with a copy to:
          NextWeb, Inc.
          48890 Milmont Drive, Suite 106D
          Fremont, California 94538
          Attention: Contracts/ Legal Dept.
          Fax:     (510) 661-0935

     If to the WWWN:
          WWWN, Inc.
          770 The City Drive South, Suite 3700
          Orange, California 92868
          Attn: Jerry Collazo
          Fax: 714 917 2485
     with a copy to:
          Mr. Steve Button
          770 The City Drive South, Suite 3700
          Orange, California 92868

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     9.09     Number and Gender.  When the context in which words are used in
              -----------------
this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

9.10 Survival: The Documents provided by WWWN and NextWeb, Inc. attached to this agreement shall survive any termination of the agreement and shall be valid representations of fact as best known to each of the parties upon presentation. Upon termination the following Articles of this Agreement shall survive:

     9.10     GOVERNING LAW; ARBITRATION.
              --------------------------
     THE LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY. ALL DISPUTES RELATING TO OR DERIVED FROM THIS AGREEMENT SHALL

BE SETTLED BY BINDING ARBITRATION AND PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). ARBITRATION SHALL TAKE PLACE IN ALAMEDA COUNTY AND SHALL BE HEARD BY AN ARBITRATOR KNOWLEDGABLE IN THE TECHNICAL AND BUSINESS ISSUES INVOLVED HEREIN AS MUTUALLY AGREED UPON BY THE PARTIES SIGNING BELOW.

     9.11     Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                       **********************************
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on October __, 2002.


NEXTWEB:
        ------------------------------------
        GRAHAM BARNES, CEO
        NEXTWEB, INC.
        48890 Milmont Dr. Suite 106 D
        Fremont, California 94568
        510 661 0900 Phone
        510 661 0935 Fax
WWWN:
        ------------------------------------
        JERRY COLLAZO, CEO
        WWWN, INC.
        770 The City Drive South, Suite 3700
        Orange, California 92868
        714 937 5500 Phone
        714 917 2485 Fax

Witness:

---------------------------------------------
Printed Name:

---------------------------------------------

Address:

---------------------------------------------

---------------------------------------------
Ph #:

---------------------------------------------



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